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                                                                    EXHIBIT 99.6

                             NETPLEX SYSTEMS, INC.
                         NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of common stock ("Common Stock") of Netplex Systems, Inc. (the "Company") in connection with the rights offering described and provided for in the Company's prospectus dated, ________________, 2001, (the "Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners of the common stock of The Netplex Group ("Group") (which may include the undersigned), the number of Rights specified below under the Basic Subscription Rights (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock in accordance with the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Rights and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Rights have been exercised in full:


 NUMBER OF SHARES OF                                              NUMBER OF SHARES
   COMMON STOCK OF             RIGHTS EXERCISED                   SUBSCRIBED FOR IN
 GROUP OWNED ON THE               UNDER BASIC                    ACCORDANCE WITH OVER-
     RECORD DATE              SUBSCRIPTION RIGHTS                 SUBSCRIPTION RIGHT
--------------------          -------------------               ----------------------
 1.  _________________

 2.  _________________

 3.  _________________

 4.  _________________

 5.  _________________

 6.  _________________

 7.  _________________

 8.  _________________

 9.  _________________


[PARTICIPANT]

By:________________________
   Name:
   Title: